Exhibit 99.1

Inland American Real Estate Trust, Inc.

Frequently Asked Questions

At a Glance - as of March 31, 2009

Total Assets	$11.3 billion
Properties	930
Property Type	Core Real Estate: retail, lodging, office, industrial, multi-family
Asset Allocation	77% Core Real Estate; 9% Cash and other assets; 5% Joint Ventures; 4% Notes Receivable; 2% Marketable Securities; and 3% Development
Located in	35 states

We are in the midst of the most difficult economic environment that Inland* has experienced in its history. The current economy is being impacted by both a global recession and a global credit crisis.  While the current economy cannot be compared to prior cycles, in Inland’s 40-year history, Inland has successfully navigated through prior recessions and completed more than 405 investment programs, with no investor receiving less than his or her contributed capital.

Our approach has not changed.  We have always been a conservative company with a primary focus on investment performance for our stockholders.  Our business philosophy is more important today than ever before.  Inland American Real Estate Trust, Inc. (“Inland American”) continues to focus on the long-term investment fundamentals of:

•                  Preservation of Capital

•                  Competitive Current Distribution

•                  Maximizing Stockholder Value

In the short-term, Inland American has made prudent business decisions regarding some features of the program, in order to preserve the long-term fundamentals of the REIT.  These decisions included suspending the Share Repurchase Program and changing the Distribution Rate.  Questions about these decisions and our short and long-term business plans are answered below.

How much income has the Inland American portfolio generated?

We continue to be disciplined and diligent in our approach to investing capital.  And while Inland American is not a guaranteed investment, our intent is to preserve investor capital and maximize stockholder value.

Inland American generated over $1 billion in income as of December 31, 2008, an increase of $572 million from the prior year.  This was due primarily to the acquisition of 187 properties.  The net cash flow provided by operating activities as of December 31, 2008 was $384 million.

Inland American generated over $274 million in income for the three months ended March 31, 2009, an increase of $39 million for the same period of the prior year.  This was due primarily to the acquisition of 40 properties.  The net cash flow provided by operating activities for this period was $87.3 million.

What is the cash position of Inland American?

As of December 31, 2008, our cash balance was $945 million.  During February 2009, we transferred all of our cash into non-interest bearing accounts to qualify for FDIC insurance for cash balances greater than $250,000.  Our primary objective is to preserve our principal and we intend to hold these cash balances in federally insured accounts in the near term or until we believe that the banking sector has stabilized.  During 2008, we earned approximately $18.2 million on our cash balance.

As of March 31, 2009, our cash balance was $749 million.  We do not currently expect to earn a significant return on our cash balance for the remainder of 2009.

What are the advantages of a strong cash position?

As you’ve undoubtedly heard in the media, “cash is king.”  As the economy deteriorated throughout 2008, Inland American intentionally built up a strong cash balance.  A strong cash position allows us to:

•                  acquire attractive real estate assets as they become available

•                  close quickly on real estate assets without the constraints of the debt markets

•                  maintain our position of liquidity to meet any financial challenges should they arise

If Inland American has a strong cash position, why did the distribution change to an adjustable rate with a floor of 5% on an annualized basis?

The portfolio generated cash flow of $87.3 million for the three months ended March 31, 2009. And while the portfolio generated strong cash flow of $384 million as of year end 2008, we believe it is important not to pay more in distributions than is being generated in cash flows from operation.

In addition, Inland American had a cash balance of $945 million at year end 2008, which was earning a yield of approximately 2.2%, which was less than the 6.2% distribution rate in effect for 2008.  Because of these factors, the board of directors voted in January 2009 to move to an adjustable rate distribution with a floor of no less than 5% on an annualized basis on a share purchased for $10.00.

As the cash balance is invested in income generating assets and activities, Inland American believes that income and cash flow will increase.  And while we cannot speculate on a timeframe, it is our intent to continue to increase cash flow, and when the economy has stabilized, increase the distribution amount paid to stockholders.

Why was the Share Repurchase Program (“SRP”) suspended?

Non-traded REITs are illiquid investments, in which stockholders should be prepared to leave their investment in the fund until the REIT has a liquidity event such as a listing, merger or sale.  The SRP is a feature that was intended to provide interim, limited liquidity, and was not designed to accommodate the widespread redemption requests that resulted from these unprecedented economic times.

As the economy deteriorated in 2008 and continued into 2009, stockholders were redeeming their Inland American stock to generate cash.  As Inland American was reaching the 5% limit of shares that we are permitted to redeem, the board of directors voted to suspend the program until further notice. This action allows the REIT to acquire attractive assets as they become available and maintain a strong cash position to meet any financial challenges should they arise in this economy.

The board of directors will continue to evaluate the program, and will consider reinstating the SRP once the economy has stabilized.

Is the Distribution Reinvestment Plan (“DRP”) still available?

Yes, the DRP is still available and was not impacted by the suspension of the Share Repurchase Program.  The DRP provides stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions at $9.50 per share. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. Stockholders may begin or terminate participation in the DRP at any time by completing the Inland American Change of Distribution Election Form.

Why did Inland American close the offering to new investments?

We have a sufficient cash balance to effectively execute the business strategy for Inland American, and determined that as of April 6, 2009, the fund would be closed to new investments except through the DRP.

Do Inland employees invest in Inland American?

The executives, officers and employees of The Inland Real Estate Group of Companies, Inc. and its affiliates are stockholders in Inland American.

How has the occupancy of the core portfolio been impacted by the economy?

As of March 31, 2009, the physical and economic occupancy of the core assets in the portfolio remained strong:

Property Segment	Physical Occupancy	Economic Occupancy
Retail	92%	93%
Office	97%	97%
Industrial	95%	97%
Multi-Family	90%	90%
Lodging**	61%	NA

**Occupancy rates for the lodging sector are measured differently than other real estate sectors.  The national occupancy average for the lodging sector was 51.4% according to Smith Travel Research.  Our occupancy was above the industry rate as of March 31, 2009.

What is Inland’s track record?

As previously mentioned, in Inland’s 40-year history, Inland has successfully navigated through prior recessions and completed more than 405 investment programs, with no investor receiving less than his or her contributed capital. Inland’s approach has not changed.  Inland has always been a conservative company with a primary focus on investment performance for our stockholders.

If you have any questions about your investment, please contact your financial advisor or Inland Customer Relations at 800.826.8228.

*Our sponsor, Inland Real Estate Investment Corporation, or “IREIC,” is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored by IREIC or managed by subsidiaries of IREIC, some or all of which are sometimes referred to herein as “Inland.”  The Inland entities have engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over forty years.

Statements and other information contained in this Frequently Asked Questions which can be identified by the use of forward-looking terminology such as “anticipate,” “may,” “will,” “expect,” “continue,” “remain,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in Inland American’s operations and business environment.  Such risks and uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, raw material availability and prices, global interest rates, currency exchange rates, labor relations and other risk factors.